Exhibit 10.1

THIRD AMENDMENT TO FACILITY AGREEMENT

THIRD AMENDMENT TO FACILITY AGREEMENT (this “Amendment”), dated as of March 26, 2019, by and among NEOS THERAPEUTICS, INC., a Delaware corporation (“Borrower”), NEOS THERAPEUTICS COMMERCIAL, LLC, NEOS THERAPEUTICS BRANDS, LLC, NEOS THERAPEUTICS, LP, PHARMAFAB TEXAS, LLC (collectively, the “Guarantors”), DEERFIELD PRIVATE DESIGN FUND III, L.P. (“DPDF”) and DEERFIELD SPECIAL SITUATIONS FUND, L.P. (“DSSF”, and together with DPDF collectively referred to as the “Lenders” and together with the Borrower and the Guarantors, the “Parties”).

RECITALS:

A.                                    The Borrower and the Lenders have entered into that certain Facility Agreement dated as of May 11, 2016, as amended by the First Amendment to Facility Agreement, dated as of June 1, 2017, and the Second Amendment to Facility Agreement, dated as of November 5, 2018, by an among the Borrower, the Guarantors and the Lenders (together with all exhibits and schedules thereto and as the same has been and may from time to time hereafter, be further amended, modified, restated or otherwise supplemented, the “Facility Agreement”).

B.                                    Pursuant to this Amendment (i) the Facility Agreement shall be amended (A) to modify and delete certain defined terms in Exhibit 2.3 in order to eliminate the ability for the Borrower to issue shares of Common Stock in excess of the Share Issuance Limit by seeking and obtaining stockholder approval, and (ii) each of the Amended and Restated Senior Secured Convertible Note, in the original principal amount of $17,500,000, issued to DSSF and amended and restated on November 8, 2018, and the Amended and Restated Senior Secured Convertible Note, in the original principal amount of $35,000,000, issued to DPDF and amended and restated on November 8, 2018 (collectively, the “Existing Notes”) shall be amended in order to eliminate the ability for the Borrower to issue any shares of Common Stock in excess of the Exchange Cap (as defined in each of the Existing Notes) by seeking and obtaining stockholder approval.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.                                      Defined Terms. Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement. The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.                                      Amendments to Facility Agreement. The Facility Agreement is hereby amended as follows:

a.                                      The following definition in Section 1 of Exhibit 2.3 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“Share Issuance Limit” means 2,135,625 shares of Common Stock subject to appropriate adjustment for any Stock Events occurring after November 5, 2018 and a “Lender’s Share Issuance Limit” means such Lender’s Pro Rata Share of the Share Issuance Limit.

b.                                      Section 1 of Exhibit 2.3 of the Facility Agreement is hereby amended by deleting the defined term “Requisite Stockholder Approval” set forth therein.

3.                                      Amendment of Existing Notes. Section 2(g)(ii) of each of the Existing Notes is hereby amended and restated in its entirety to read as follows:

(ii) “Principal Market Regulation. The Company shall not be required to issue any Shares upon Conversion if the issuance of such Shares together with any previous issuances of Shares pursuant to conversions of the Notes by the Holders hereof (which, for the avoidance of doubt, shall exclude Shares issued in satisfaction of Interest payments pursuant to the Facility Agreement) from and after the Amendment and Restatement Date would exceed 3,796,668 shares of Common Stock, subject to appropriate adjustment for any Stock Event that occurs after the Amendment and Restatement Date (the “Exchange Cap”). Upon any conversion of this Note, the Company shall issue the maximum amount of the number of Shares set forth in the applicable Conversion Notice that may be issued without exceeding the Exchange Cap. For the avoidance of doubt, to the extent the conversion of any Principal of this Note pursuant to any Conversion Notice would have resulted in an issuance of Shares in excess of the Exchange Cap, such Principal shall not be converted (the Company having no obligation to net cash settle such conversion), and such Principal shall remain outstanding and shall be repaid in cash in accordance with the terms of this Note and the Facility Agreement.

4.                                      Effect of Amendment; Reservation of Rights. The parties hereto hereby agree that (a) the term “Notes” as used in the Loan Documents shall mean the Notes as amended and restated pursuant to the terms hereof, and (b) the term “Obligations” as used in the Loan Documents, as amended hereby, shall include all liabilities and obligations of the Borrower and Guarantors under this Amendment, under the Facility Agreement (including as amended hereby) under the Notes and under the other Loan Documents, and each of the parties hereto agrees not to take any contrary positions. Except as expressly set forth herein, none of the Lenders has agreed to any modification of the Facility Agreement or any other Loan Document, nor waived (nor hereby waives), any obligation of Borrower or any Guarantor, or any breach, default or Event of Default that may exist, under any of the Loan Documents, nor any of its rights or remedies thereunder, including any rights or remedies arising from any breach, default or Event of Default, and each of the Lenders expressly reserves all such rights and remedies.

5.                                      Reaffirmation. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of the Facility Agreement or any other Loan Document or serve to effect a novation of the obligations (including the Obligations). Each of the Borrower and the Guarantors, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Loan Documents (as amended hereby) to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations (as amended hereby). Each of the Borrower and the Guarantors hereby consents to this Amendment and acknowledges that this Amendment is a Loan Document and that each of the Loan Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed. Neither this Amendment nor any prior amendment of any of the Loan Documents shall be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, the Facility Agreement or any of the other Loan Documents or establish a course of conduct with respect to future requests for amendments, modifications or consents.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BORROWER:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

GUARANTORS:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC
:
By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	PharmaFab Texas, LLC, its general partner

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

PHARMAFAB TEXAS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory